                                                                    EXHIBIT 99.1


NEWS RELEASE                                FOR IMMEDIATE RELEASE


FOR:    Mylan Laboratories Inc.                    For Further Information
        1500 Corporate Dr., Suite 400              CONTACT: Kris King
        Canonsburg, PA  15317                              (724) 514-1800


  MYLAN REPORTS RECORD EPS, REVENUES AND NET EARNINGS FOR THE FIRST QUARTER OF
               FISCAL 2004 AND INCREASES ANNUAL EARNINGS GUIDANCE

FINANCIAL HIGHLIGHTS

    - RECORD DILUTED EARNINGS PER SHARE OF $0.46 FOR THE FIRST QUARTER OF FISCAL 2004, COMPARED TO $0.32 FOR THE SAME PRIOR YEAR PERIOD.

    - RECORD NET EARNINGS OF $83.9 MILLION FOR THE FIRST QUARTER OF FISCAL 2004, AN INCREASE OF 36%.

    - NET REVENUES INCREASED 20% TO $331.4 MILLION FOR THE FIRST QUARTER OF FISCAL 2004, A FIRST QUARTER RECORD.

    - THE FAVORABLE SETTLEMENT OF CERTAIN LAWSUITS INCLUDED IN THE FIRST QUARTER RESULTS AMOUNTED, NET OF TAX, TO $0.08 PER DILUTED SHARE.

    - MYLAN INCREASES ITS FISCAL 2004 EARNINGS GUIDANCE TO $1.67 TO $1.77 PER DILUTED SHARE.

PITTSBURGH, PA - July 23, 2003 - Mylan Laboratories Inc. (NYSE: MYL) today announced financial results for the first quarter ended June 30, 2003 and increased its annual earnings guidance due to the impact of the recent litigation settlements. Mylan reported record diluted earnings per share and net earnings driven by strong performances by both the Company's Generic and Brand Segments. Net revenues for the first quarter increased 20% to $331.4 million, also a record, from $275.5 million in the same prior year period.

Net earnings for the quarter increased 36% to $83.9 million from $61.8 million in the same prior year period. Diluted earnings per share for the quarter were $0.46 per share compared to $0.32 for the first quarter of fiscal 2003, an increase of 44%. The first quarter results included gains on legal settlements which amounted, net of tax, to approximately $0.08 per diluted share.

"We are extremely pleased with our first quarter results which demonstrate a continuation of the consistent, strong performance of our business," commented Robert J. Coury, Vice Chairman and Chief Executive Officer.

Net revenues for the Generic Segment were $255.2 million in the quarter compared to $235.6 million in the first quarter of fiscal 2003, an increase of $19.6 million or 8%. The Brand Segment reported a strong quarter with net revenues of $76.2 million compared to $39.8 million in the same prior year period, an increase of $36.4 million or 91%. The Brand Segment was successful in sustaining a market share of approximately 40% for Amnesteem(R), a product launched in late fiscal 2003, despite the entrance of additional

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competition into the market. During the first quarter of fiscal 2004, Amnesteem contributed net revenues of $28.1 million.

The first quarter results include gains of $21.7 million relating to certain previously announced litigation settlements. In April 2003, Mylan was paid $12.5 million pursuant to a settlement of claims associated with contracts for the marketing and manufacturing of Zagam(R). The remainder of the gain relates to future payments to Mylan totaling $10.0 million from Mylan's co-defendants in the lorazepam and clorazepate litigation. These payments represent a partial reimbursement of the settlement funds paid by Mylan toward the settlement announced in fiscal 2003. These additional payments were agreed to by the co-defendants in fiscal 2004.

                               SEGMENT INFORMATION

                                               Three Months Ended
                                                    June 30,
                                          ------------------------------
                                           2003         2002      Change
            Net Revenues (in millions)
               Generic Segment            $255.2       $235.6         8%
               Brand Segment                76.2         39.8        91%
                                          ------       ------
               Total                      $331.4       $275.5        20%

GENERIC SEGMENT

Net revenues for the quarter increased 8% or $19.6 million to $255.2 million from $235.6 million for the same prior year period. New products launched subsequent to June 30, 2002 contributed $32.4 million to Generic Segment net revenues offset in part by changes in the portfolio mix.

Gross profit for the quarter increased $14.0 million to $138.5 million from $124.5 million, while earnings from operations increased $11.2 million to $117.5 million from $106.3 million in the same prior year period. The increase in earnings from operations was driven primarily by the higher gross profit, partially offset by increased research and development expense as the Company continues to expand its development platform.

BRAND SEGMENT

For the first quarter, the Brand Segment reported net revenues of $76.2 million, an increase of 91% or $36.4 million from $39.8 million in the same prior year period. Approximately 77% of the increase in Brand Segment net revenues resulted from sales of Amnesteem, a product launched in late fiscal 2003, with the remainder attributable to growth in the Company's existing portfolio of products. Gross profit for the first quarter increased $15.9 million or 69% to $39.0 million from $23.1 million. Earnings from operations were $9.7 million compared to a loss from operations of $0.4 million in the same prior year period.

Brand Segment operating expenses for the quarter increased 24% or $5.7 million to $29.2 million from $23.5 million. The increase was primarily attributable to research and development expense due to ongoing clinical studies related to nebivolol.

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CORPORATE/OTHER

General and administrative expenses for the first quarter of fiscal 2004 were $22.0 million, an increase of $10.8 million from the same prior year period. This increase was primarily due to increased legal costs and higher payroll costs as the Company continues to invest in its infrastructure.

FISCAL 2004 EARNINGS GUIDANCE

Mylan increases its fiscal 2004 earnings guidance to $1.67 to $1.77 per diluted share from $1.59 to $1.69 per diluted share, to include the impact of the litigation settlements reported in the first quarter.

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders will be held on Friday, July 25, 2003 at 10:00 am ET at the Westin Convention Center, Pittsburgh, Pennsylvania.

CONFERENCE CALL AND LIVE WEBCAST

Mylan will host a conference call and live Webcast to discuss its first quarter earnings today at 10:00 am ET. The dial-in number to access the live call is
(719) 457-2679. In addition to the live call, a replay will be available from approximately 12:00 pm ET on July 23, through 12:00 pm ET July 30, and can be accessed by dialing (719) 457-0820 with access pass code 420781.

To access the live Webcast, go to Mylan's website at www.mylan.com and click on the Webcast icon at least 15 minutes before the call is to begin to register and download or install any necessary audio software. If you are unable to listen to the live Webcast, please access www.mylan.com at any time within seven days to listen to a replay of the Webcast.

FORWARD-LOOKING STATEMENTS

This press release includes statements that constitute "forward-looking statements". These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

    - the Company's ability to successfully develop, license or otherwise acquire and introduce new products on a timely basis in relation to competing product introductions;

    - the Company's ability to obtain required FDA approvals for new products on a timely basis;

    - uncertainties regarding continued market acceptance of and demand for the Company's products;

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    -   the Company's periodic dependence on a relatively small group of products as a significant source of its net revenue or net income;

    - the effects of vigorous competition on commercial acceptance of the Company's products and their pricing;

    - the high cost and uncertainty associated with compliance with extensive regulation of the pharmaceutical industry;

    - the significant research and development expenditures the Company makes to develop products, the commercial success of which is uncertain;

    - the possible loss of business from the Company's concentrated customer base;

    - the potential costs and product introduction delays that may result from use of legal, regulatory and legislative strategies by the Company's competitors;

    - the Company's dependence on third party suppliers and distributors for the raw materials, particularly the chemical compound(s) which produces the desired therapeutic effect, the active ingredient the Company uses to manufacture its products;

    - the possible negative effects of any interruption of manufacturing of the Company's generic products at its principal facility;

    -   the effects of consolidation of the Company's customer base;

    - uncertainties regarding patent, intellectual and other proprietary property protections;

    - the expending of substantial resources associated with litigation involving patent or other intellectual property protection of competing products;

    -   possible reductions in reimbursement rates for pharmaceutical products;

    - possible negative effect on product pricing of current or future legislative or regulatory programs;

    - the Company's exposure to lawsuits and contingencies associated with its business;

    - uncertainties regarding the Company's performance under indemnification clauses in certain material agreements;

    - the Company's exposure to risks inherent in acquisitions or joint ventures;

    -   the Company's ability to attract and retain key personnel;

    - possible adverse effects resulting from any significant decline in the value of


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        securities that the Company holds or from uninsured losses of funds;

    - uncertainties and matters beyond the control of management, which could affect the Company's earnings guidance, as well as the subjectivity inherent in any probability weighted analysis underlying the Company's assumptions and estimates with respect to the future; and

    - inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements in accordance with GAAP and related standards.

The cautionary statements referred to above should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. In addition, please refer to the cautionary statements and risk factors in Item I of the Company's Form 10-K for the year ended March 31, 2003. The Company undertakes no duty to update its forward-looking statements, even though its situation may change in the future.

Mylan Laboratories Inc. is a leading pharmaceutical company that develops, manufactures and markets generic and proprietary prescription products. Mylan has two operating segments that market an extensive line of generic and branded products through four subsidiaries: Mylan Pharmaceuticals Inc., Mylan Technologies Inc., UDL Laboratories, Inc. and Bertek Pharmaceuticals Inc. For more information about Mylan, visit www.mylan.com.


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                    MYLAN LABORATORIES INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (unaudited; in thousands, except per share amounts)


                                                       Three Months Ended
                                                June 30, 2003        June 30, 2002
                                                -------------        -------------
Net revenues                                      $ 331,408            $ 275,473
Cost of sales                                       153,979              127,871
                                                  ---------            ---------
Gross profit                                        177,429              147,602

Operating expenses:
  Research and development                           24,739               16,843
  Selling and marketing                              17,836               16,887
  General and administrative                         29,608               19,221
  Litigation settlements                            (21,669)                  --
                                                  ---------            ---------
Total operating expenses                             50,514               52,951
                                                  ---------            ---------
Earnings from operations                            126,915               94,651

Other income, net                                     3,105                1,988
                                                  ---------            ---------
Earnings before income taxes                        130,020               96,639
Provision for income taxes                           46,157               34,790
                                                  ---------            ---------
Net earnings                                      $  83,863            $  61,849
                                                  =========            =========

Earnings per common share:
  Basic                                           $    0.47            $    0.33
                                                  =========            =========
  Diluted                                         $    0.46            $    0.32
                                                  =========            =========

Weighted average common shares:
  Basic                                             180,147              188,928
                                                  =========            =========
  Diluted                                           184,085              190,432
                                                  =========            =========


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                    MYLAN LABORATORIES INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                 June 30, 2003       March 31, 2003
                                                 -------------       --------------
                                                  (unaudited)
Assets:
  Current assets:
    Cash and cash equivalents                      $  208,157         $  258,902
    Marketable securities                             435,843            427,904
    Accounts receivable, net                          165,916            187,587
    Inventories                                       258,166            237,777
    Other current assets                              111,314            116,041
                                                   ----------         ----------
      Total current assets                          1,179,396          1,228,211
  Non-current assets                                  513,345            517,012
                                                   ----------         ----------
Total assets                                       $1,692,741         $1,745,223
                                                   ==========         ==========

Liabilities:
  Current liabilities                              $  188,939         $  265,771
  Non-current liabilities                              37,941             33,120
                                                   ----------         ----------
Total liabilities                                     226,880            298,891
Total shareholders' equity                          1,465,861          1,446,332
                                                   ----------         ----------
Total liabilities and shareholders' equity         $1,692,741         $1,745,223
                                                   ==========         ==========

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                    MYLAN LABORATORIES INC. AND SUBSIDIARIES
                                SEGMENT RESULTS
                           (unaudited; in thousands)


                                                                           Three Months Ended
                                                                 June 30, 2003               June 30, 2002
                                                                 -------------               -------------

CONSOLIDATED:
Net revenues                                                     $    331,408                $    275,473
Cost of sales                                                         153,979                     127,871
                                                                 -------------               ------------
Gross profit                                                          177,429                     147,602
Research and development                                               24,739                      16,843
Selling and marketing                                                  17,836                      16,887
General and administrative                                             29,608                      19,221
Litigation settlements                                                (21,669)                         -
                                                                 -------------               ------------
Earnings from operations                                         $    126,915                $     94,651
                                                                 =============               ============
GENERIC SEGMENT:
Net revenues                                                     $    255,228                $    235,645
Cost of sales                                                         116,773                     111,162
                                                                 -------------               ------------
Gross profit                                                          138,455                     124,483
Research and development                                               13,487                      10,014
Selling and marketing                                                   2,756                       2,748
General and administrative                                              4,691                       5,398
                                                                 -------------               ------------
Earnings from operations                                         $    117,521                $    106,323
                                                                 =============               ============
BRAND SEGMENT:
Net revenues                                                     $     76,180                $     39,828
Cost of sales                                                          37,206                      16,709
                                                                 -------------               ------------
Gross profit                                                           38,974                      23,119
Research and development                                               11,252                       6,829
Selling and marketing                                                  15,080                      14,139
General and administrative                                              2,903                       2,565
                                                                 -------------               ------------
Earnings (loss) from operations                                  $      9,739                $       (414)
                                                                 =============               ============

CORPORATE/OTHER:
General and administrative                                       $     22,014                $     11,258
Litigation settlements                                                (21,669)                         -
                                                                 -------------               ------------
Loss from operations                                             $       (345)               $    (11,258)
                                                                 =============               ============